Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
January 27, 2026	David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces Fourth Quarter 2025 Results and Quarterly Cash Dividend

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended December 31, 2025. The Company reported net income of $12.46 million, or $0.68 per diluted common share, for the quarter ended December 31, 2025.  Net income for the twelve months ended December 31, 2025, was $48.79 million or $2.65 per diluted common share.

The Company also declared a quarterly cash dividend to common shareholders of thirty-one cents, $0.31, per common share. The quarterly dividend is payable to common shareholders of record on February 13, 2026, and is expected to be paid on February 27, 2026. 2025 marks the 40th consecutive year of regular dividends to common shareholders and 2025 represented the 16th consecutive year of regular dividend increases.  In addition, the Board of Directors declared two special cash dividends during 2025; a $2.07 per common share dividend paid in the first quarter and a $1.00 per common share dividend declared in the fourth quarter.

The Company's capital management philosophy emphasizes maintaining a strong capital base to support growth and effectively serve customers.  Consistent with this philosophy, the Company intends to return excess capital to shareholders through regular cash dividends and share repurchases after funding growth in core operations and other strategic uses.  To the extent that current earnings exceed these capital needs, the Company may declare special dividends; as it did in 2025.

On January 23, 2026, the Company completed the acquisition of Middlebourne, West Virginia-based, Hometown Bancshares, Inc. and its wholly owned subsidiary, Union Bank, Inc.  At the end of 2025, Hometown had total assets of approximately $415 million, loans of $172 million, and deposits of $376 million.

Fourth Quarter 2025 Highlights

Income Statement

o	Net income of $12.46 million for the fourth quarter of 2025, was a decrease of $575 thousand, or 4.41%, from the same quarter of 2024. Net income of $48.79 million for the year of 2025, was a decrease of $2.81 million, or 5.45%, from the same period of 2024.
o	When adjusted for merger and non-recurring expenses, net income of $14.16 million was an increase of $1.12 million, or 8.56%, from the fourth quarter of 2024.
o	Net interest margin for the fourth quarter of 2025 ended strong at 4.53% and was an increase of 17 basis points, over the same quarter of 2024. For the same time period, the net interest rate spread increased 26 basis points to 4.20%, resulting in an increase of net interest income, on a tax-equivalent basis, of $1.03 million, or 3.26%. The increase is primarily driven by consistent asset yields and a lower cost of interest-bearing liabilities. Compared to 2024, the average cost of total interest-bearing liabilities declined 25 basis points, or 22.12%, due to a reduction in interest costs of $1.18 million, or 23.16%.
o	Net interest income after provision for loan losses increased $2.07 million, or 6.86%, compared to the same quarter of 2024. The provision for credit losses for the fourth quarter of 2025 was $36 thousand, a significant decrease from $1.08 million a year ago. The decrease was a function of a smaller loan portfolio and continued strong credit performance.
o	Noninterest income increased approximately $1.09 million, or 10.57%, when compared to the same quarter of 2024. The increase is attributable primarily to an increase in services charges on deposits of $679 thousand, or 18.79%, and other service charges and fees of $471 thousand, or 13.16%. Noninterest expense increased $3.52 million, or 14.59%, when compared to the same period of 2024. The increase is attributable to increases in salaries and benefits of $897 thousand, or 6.64%, merger expense of $2.12 million, and other operating expense of $657 thousand, or 21.54%. The merger expense is related to the recent acquisition of Hometown.
o

Annualized return on average assets ("ROA") was 1.53% for the fourth quarter of 2025 compared to 1.60% for the same period of 2024.  ROA for the twelve months ended December 31, 2025, was 1.52% compared to 1.60% for the same period of 2024.  Annualized return on average common equity ("ROE") was 9.63% for the fourth quarter of 2025 compared to 9.89% for the same period of 2024.  ROE was 9.64% for the twelve months ended December 31, 2025, compared to 10.03% for the same period of 2024.

o	When adjusted for merger and non-recurring expenses, ROA was 1.74% for the fourth quarter of 2025 and 1.59% for the full year. ROE totaled 10.94% for the fourth quarter and 10.09% for the twelve months ended 2025. Return on average tangible common equity continues to remain strong at 13.80% for the fourth quarter of 2025 and 13.92% for the full year.

Balance Sheet and Asset Quality

o	Consolidated assets totaled $3.26 billion on December 31, 2025.
o

Consolidated loan balances decreased $101.33 million, or 4.19%, and securities available for sale decreased $37.16 million, or 21.88%, from December 31, 2024.  Deposits decreased $5.92 million, or 0.22%, which was due primarily to a decrease in declining higher-rate time deposits.  Stockholder equity decreased $25.84 million, or 4.91%, primarily due to two special cash dividends, in the total amount of $3.07 per common share, being declared in 2025.  The net effect of these balance sheet changes resulted in an increase in cash and cash equivalents of $134.77 million, or 35.71%.

o	The Company's average loan-to-deposits ratio of 88.81%, on December 31, 2025, continues to represent a stable utilization of deposit funding.
o

The Company did not repurchase any common shares during the fourth quarter of either 2025 or 2024.  For the full year, the Company repurchased 50,338 shares in 2025 at a cost of $1.85 million, compared with 257,294 shares repurchased in 2024 at a cost of $8.72 million.

o

Total non-performing assets as of December 31, 2025, were $14.15 million, compared with $20.54 million as of December 31, 2024.  The Company has realized a declining trend in non-performing assets since December 31, 2024.

o

Non-performing loans to total loans decreased to 0.61%; a 0.22% reduction when compared with the same quarter of 2024.  The Company experienced net charge-offs for the fourth quarter of 2025 of $836 thousand, or 0.14% of annualized average loans, compared to net charge-offs of $1.48 million, or 0.24%, of annualized average loans for the same period in 2024.

o	The allowance for credit losses to total loans was 1.33% on December 31, 2025, compared to 1.44% on December 31, 2024.
o

Book value per share on December 31, 2025, was $ 27.30, a decrease of $1.43 from year-end 2024.  The decrease is primarily attributable to two special dividends being declared in 2025, in the total amount of $3.07 per common share.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this news release include “tangible book value per common share,” “return on average tangible common equity,” “adjusted earnings,” “adjusted diluted earnings per share,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” and certain financial measures presented on a fully taxable equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to that comparable GAAP financial measure can be found in the attached tables to this press release.  While the Company believes certain non-GAAP financial measures enhance the understanding of its business and performance, they are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 52 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of December 31, 2025. First Community Bank offers wealth management and investment advice and services through its Trust Division and through its wholly owned subsidiary, First Community Wealth Management, which collectively managed and administered $1.79 billion in combined assets as of December 31, 2025. The Company reported consolidated assets of $3.26 billion as of December 31, 2025. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; changes in banking laws and regulations; the degree of competition by traditional and non-traditional competitors; the impact of natural disasters, extreme weather events, military conflict , terrorism or other geopolitical events; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Amounts in thousands, except share and per share data)	2025	2025	2025	2025	2024	2025	2024
Interest income
Interest and fees on loans	$31,232	$30,805	$30,637	$30,669	$31,637	$123,343	$129,871
Interest on securities	1,221	1,050	1,029	1,238	1,447	4,538	5,426
Interest on deposits in banks	3,826	3,844	3,722	3,262	3,348	14,654	10,845
Total interest income	36,279	35,699	35,388	35,169	36,432	142,535	146,142
Interest expense
Interest on deposits	3,918	4,402	4,731	4,871	5,098	17,922	19,638
Interest on borrowings	-	-	-	-	1	-	36
Total interest expense	3,918	4,402	4,731	4,871	5,099	17,922	19,674
Net interest income	32,361	31,297	30,657	30,298	31,333	124,613	126,468
Provision for credit losses	36	-	(285)	321	1,082	72	3,597
Net interest income after provision	32,325	31,297	30,942	29,977	30,251	124,541	122,871
Noninterest income	11,429	10,889	10,340	10,229	10,337	42,887	39,390
Noninterest expense	27,624	26,279	25,455	24,944	24,107	104,303	96,567
Income before income taxes	16,130	15,907	15,827	15,262	16,481	63,125	65,694
Income tax expense	3,665	3,641	3,581	3,444	3,441	14,331	14,090
Net income	$12,465	$12,266	$12,246	$11,818	$13,040	$48,794	$51,604

Earnings per common share
Basic	$0.68	$0.67	$0.67	$0.64	$0.71	$2.66	$2.81
Diluted	$0.68	$0.67	$0.67	$0.64	$0.71	$2.65	$2.80
Cash dividends per common share
Regular	0.31	0.31	0.31	0.31	0.31	1.24	1.20
Special cash dividend	1.00	-	-	2.07	-	3.07	-
Weighted average shares outstanding
Basic	18,315,268	18,314,865	18,295,465	18,324,760	18,299,612	18,312,570	18,349,498
Diluted	18,390,550	18,400,289	18,400,793	18,451,321	18,418,441	18,410,451	18,430,206
Performance ratios
Return on average assets	1.53%	1.53%	1.53%	1.49%	1.60%	1.52%	1.60%
Return on average common equity	9.63%	9.58%	9.84%	9.49%	9.89%	9.64%	10.03%
Return on average tangible common equity(1)	13.80%	13.82%	14.32%	13.79%	14.12%	13.92%	14.48%

(1)	A non-GAAP financial measure defined as net income divided by average stockholders' equity less average goodwill and other intangible assets.

CONDENSED CONSOLIDATED QUARTERLY NONINTEREST INCOME AND EXPENSE (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Amounts in thousands)	2025	2025	2025	2025	2024	2025	2024
Noninterest income
Wealth management	$1,181	$1,371	$1,222	$1,162	$1,251	$4,936	$4,485
Service charges on deposits	4,292	4,520	4,120	3,836	3,613	16,768	14,012
Other service charges and fees	4,046	3,847	3,791	3,340	3,575	15,024	14,392
Other operating income	1,911	1,151	1,207	1,891	1,898	6,159	6,501
Total noninterest income	$11,429	$10,889	$10,340	$10,229	$10,337	$42,887	$39,390
Noninterest expense
Salaries and employee benefits	$14,398	$14,351	$14,349	$13,335	$13,501	$56,433	$51,702
Occupancy expense	1,306	1,508	1,290	1,576	1,329	5,680	5,286
Furniture and equipment expense	1,484	1,502	1,587	1,575	1,562	6,148	6,368
Service fees	2,648	2,728	2,475	2,484	2,305	10,335	9,642
Advertising and public relations	923	939	1,154	1,055	1,165	4,071	3,861
Professional fees	240	293	360	372	295	1,265	1,218
Amortization of intangibles	433	433	526	524	535	1,916	2,131
FDIC premiums and assessments	360	362	361	362	365	1,445	1,463
Merger expense	2,125	787	-	-	-	2,912	-
Litigation expense	-	-	-	-	-	-	1,800
Other operating expense	3,707	3,376	3,353	3,661	3,050	14,098	13,096
Total noninterest expense	$27,624	$26,279	$25,455	$24,944	$24,107	$104,303	$96,567

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Amounts in thousands, except per share data)	2025	2025	2025	2025	2024	2025	2024
Adjusted Net Income for diluted earnings per share	$12,465	$12,266	$12,246	$11,818	$13,040	$48,794	$51,604
Non-GAAP adjustments:
Merger expense	2,125	787	-	-	-	2,912	-
Litigation expense	-	-	-	-	-	-	1,800
Other items(1)	-	-	-	-	-	-	(825)
Total adjustments	2,125	787	-	-	-	2,912	975
Tax effect	434	152	-	-	-	587	234
Adjusted earnings, non-GAAP	$14,156	$12,901	$12,246	$11,818	$13,040	$51,119	$52,345

Adjusted diluted earnings per common share, non-GAAP	$0.77	$0.70	$0.67	$0.64	$0.71	$2.78	$2.84
Performance ratios, non-GAAP
Adjusted return on average assets	1.74%	1.60%	1.53%	1.49%	1.60%	1.59%	1.62%
Adjusted return on average common equity	10.94%	10.08%	9.84%	9.49%	9.89%	10.09%	10.18%
Adjusted return on average tangible common equity (2)	15.67%	14.53%	14.32%	13.79%	14.12%	14.59%	14.69%

(1)	Includes other non-recurring income and expense items.
(2)	A non-GAAP financial measure defined as adjusted earnings divided by average stockholders' equity less average goodwill and other intangible assets.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended December 31,
	2025			2024
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,316,150	$31,323	5.37%	$2,421,668	$31,717	5.21%
Securities available for sale	149,295	1,236	3.29%	167,357	1,474	3.50%
Interest-bearing deposits	380,795	3,828	3.99%	277,678	3,351	4.80%
Total earning assets	2,846,240	36,387	5.07%	2,866,703	36,542	5.07%
Other assets	382,809			379,566
Total assets	$3,229,049			$3,246,269

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$669,397	$159	0.09%	$663,033	$226	0.14%
Savings deposits	902,447	2,892	1.27%	886,886	3,476	1.56%
Time deposits	202,292	867	1.70%	242,899	1,396	2.29%
Total interest-bearing deposits	1,774,136	3,918	0.88%	1,792,818	5,098	1.13%
Borrowings
Federal funds purchased	-	-	-	-	-	-
Retail repurchase agreements	1,291	-	0.05%	995	1	0.05%
Total borrowings	1,291	-	0.05%	995	1	0.05%
Total interest-bearing liabilities	1,775,427	3,918	0.88%	1,793,813	5,099	1.13%
Noninterest-bearing demand deposits	884,023			881,767
Other liabilities	56,018			46,142
Total liabilities	2,715,468			2,721,722
Stockholders' equity	513,581			524,547
Total liabilities and stockholders' equity	$3,229,049			$3,246,269
Net interest income, FTE(1)		$32,469			$31,443
Net interest rate spread			4.20%			3.94%
Net interest margin, FTE(1)			4.53%			4.36%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $694 thousand and $863 thousand for the three months ended December 31, 2025 and 2024, respectively.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Year Ended December 31,
	2025			2024
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,353,548	$123,708	5.26%	$2,481,215	$130,196	5.25%
Securities available for sale	139,276	4,620	3.32%	171,081	5,547	3.24%
Interest-bearing deposits	338,783	14,656	4.33%	206,629	10,850	5.25%
Total earning assets	2,831,607	142,984	5.05%	2,858,925	146,593	5.13%
Other assets	377,954			374,398
Total assets	$3,209,561			$3,233,323

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$660,810	$713	0.11%	$662,584	$796	0.12%
Savings deposits	896,166	12,748	1.42%	878,584	14,206	1.62%
Time deposits	220,540	4,460	2.02%	246,035	4,636	1.88%
Total interest-bearing deposits	1,777,516	17,921	1.01%	1,787,203	19,638	1.10%
Borrowings
Federal funds purchased	-	-	0.00%	628	35	5.53%
Retail repurchase agreements	1,204	1	0.06%	1,045	1	0.05%
Total borrowings	1,204	1	0.06%	1,673	36	2.15%
Total interest-bearing liabilities	1,778,720	17,922	1.01%	1,788,876	19,674	1.10%
Noninterest-bearing demand deposits	872,516			882,700
Other liabilities	51,928			47,362
Total liabilities	2,703,164			2,718,938
Stockholders' equity	506,397			514,385
Total liabilities and stockholders' equity	$3,209,561			$3,233,323
Net interest income, FTE(1)		$125,062			$126,919
Net interest rate spread			4.04%			4.03%
Net interest margin, FTE(1)			4.42%			4.44%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $2.08 million and $2.90 million for the twelve months ended December 31, 2025 and 2024, respectively.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands, except per share data)	2025	2025	2025	2025	2024
Assets
Cash and cash equivalents	$512,240	$427,705	$395,057	$414,682	$377,454
Debt securities available for sale, at fair value	132,688	131,314	132,535	129,659	169,849
Loans held for investment, net of unearned income	2,314,755	2,331,305	2,353,277	2,382,699	2,416,089
Allowance for credit losses	(30,761)	(31,597)	(33,020)	(33,784)	(34,825)
Loans held for investment, net	2,283,994	2,299,708	2,320,257	2,348,915	2,381,264
Premises and equipment, net	47,560	47,522	48,023	48,780	48,735
Other real estate owned	-	264	455	298	521
Interest receivable	8,720	9,121	8,787	9,306	9,207
Goodwill	143,946	143,946	143,946	143,946	143,946
Other intangible assets	11,098	11,531	11,964	12,490	13,014
Other assets	119,397	118,502	119,990	117,697	117,226
Total assets	$3,259,643	$3,189,613	$3,181,014	$3,225,773	$3,261,216

Liabilities
Deposits
Noninterest-bearing	$896,255	$865,554	$873,677	$893,794	$883,499
Interest-bearing	1,789,074	1,765,039	1,761,687	1,790,683	1,807,748
Total deposits	2,685,329	2,630,593	2,635,364	2,684,477	2,691,247
Securities sold under agreements to repurchase	1,214	1,429	1,016	908	906
Interest, taxes, and other liabilities	72,553	46,866	41,805	43,971	42,671
Total liabilities	2,759,096	2,678,888	2,678,185	2,729,356	2,734,824

Stockholders' equity
Common stock	18,335	18,315	18,311	18,327	18,322
Additional paid-in capital	170,358	169,569	169,358	169,867	169,752
Retained earnings	319,368	330,895	324,307	317,728	349,489
Accumulated other comprehensive loss	(7,514)	(8,054)	(9,147)	(9,505)	(11,171)
Total stockholders' equity	500,547	510,725	502,829	496,417	526,392
Total liabilities and stockholders' equity	$3,259,643	$3,189,613	$3,181,014	$3,225,773	$3,261,216

Shares outstanding at period-end	18,334,787	18,314,905	18,311,232	18,326,657	18,321,795
Book value per common share	$27.30	$27.89	$27.46	$27.09	$28.73
Tangible book value per common share(1)	18.84	19.40	18.95	18.55	20.16

(1)	A non-GAAP financial measure defined as stockholders' equity less goodwill and other intangible assets, divided by shares outstanding.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2025	2025	2025	2025	2024
Allowance for Credit Losses
Balance at beginning of period:
Allowance for credit losses - loans	$31,597	$33,020	$33,784	$34,825	$35,118
Allowance for credit losses - loan commitments	319	319	312	341	441
Total allowance for credit losses beginning of period	31,916	33,339	34,096	35,166	35,559
Provision for credit losses:
(Recovery of ) provision for credit losses - loans	-	-	(292)	350	1,182
Provision (recovery of) for credit losses - loan commitments	36	-	7	(29)	(100)
Total provision for credit losses - loans and loan commitments	36	-	(285)	321	1,082
Charge-offs	(1,527)	(2,015)	(1,509)	(1,998)	(2,005)
Recoveries	691	592	1,037	607	530
Net charge-offs	(836)	(1,423)	(472)	(1,391)	(1,475)
Balance at end of period:
Allowance for credit losses - loans	30,761	31,597	33,020	33,784	34,825
Allowance for credit losses - loan commitments	355	319	319	312	341
Ending balance	$31,116	$31,916	$33,339	$34,096	$35,166

Nonperforming Assets
Nonaccrual loans	$13,941	$16,514	$18,084	$19,974	$19,869
Accruing loans past due 90 days or more	212	125	568	117	149
Total nonperforming loans	14,153	16,639	18,652	20,091	20,018
OREO	-	264	455	298	521
Total nonperforming assets	$14,153	$16,903	$19,107	$20,389	$20,539

Additional Information
Total modified loans	$2,442	$2,291	$2,129	$2,124	$2,260

Asset Quality Ratios
Nonperforming loans to total loans	0.61%	0.71%	0.79%	0.84%	0.83%
Nonperforming assets to total assets	0.43%	0.53%	0.60%	0.63%	0.63%
Allowance for credit losses to nonperforming loans	217.35%	189.90%	177.03%	168.15%	173.97%
Allowance for credit losses to total loans	1.33%	1.36%	1.40%	1.42%	1.44%
Annualized net charge-offs to average loans	0.14%	0.24%	0.08%	0.24%	0.24%